Exhibit 99.1

ION announces preliminary first quarter 2020 revenues in the range of
$56-57 million, the highest first quarter revenues since 2014

ION Geophysical Corporation (NYSE: IO) today announced that the Company expects first quarter 2020 revenues to be in the range of $56-57 million, over 50% greater than the first quarter 2019 and over 30% greater than the fourth quarter 2019.

“Given the unprecedented market uncertainty from a convolution of demand and supply-side events, from both the COVID-19 pandemic and geopolitical oil price impact, we felt it was prudent to provide a preliminary update on our revenues,” said Chris Usher, ION’s President and Chief Executive Officer. “We had been successful in implementing our refined asset light strategies in early 2020. Our team worked to creatively close a number of large multi-client contracts, even after the E&P market dynamics altered during the quarter. The deals reflect the value of our diversified offshore-focused data library and our ability to cost-effectively support exploration in this lower-for-longer environment.”

In January 2020, ION took action to reduce SG&A costs and restructured our E&P Technology and Services segment to streamline execution of our multi-client business. Preliminary first quarter results validate the combined effectiveness of our strategic refocus and over $20 million annualized cost reductions. Given the significant macroeconomic events now impacting the E&P sector, ION successfully moved 95% of our global workforce to remote working, with 5% exempted operations working under best-practice CDC protocols, with the priority being employee wellbeing and the health of the communities in which we operate. The company rapidly moved to new digital engagement models with customers and deployed technology solutions for customers to remotely support offshore operations. For example, Marlin™ SmartPort is being used by port staff to control port operations from home, and our Software group launched a fully remote “smart operations” navigation and simultaneous operations offering for E&P customers to remotely oversee their offshore operations.

The company is now finalizing further cost mitigations to address these uncertain times and position ION to remain agile while continuing to uniquely support customer needs.

About ION

Leveraging innovative technologies, ION delivers powerful data-driven decision-making to offshore energy, ports and defense industries, enabling our clients to optimize operations and deliver superior returns. Learn more at iongeo.com.

Contacts

ION (Investor relations)

Executive Vice President and Chief Financial Officer
Mike Morrison, +1 281.552.3011
mike.morrison@iongeo.com

ION (Media relations)

Vice President, Communications
Rachel White, +1 281.781.1168
rachel.white@iongeo.com

The information herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include information and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the risks associated with the timing and development of ION Geophysical Corporation's products and services; pricing pressure; decreased demand; changes in oil prices; and political, execution, regulatory, and currency risks. These risks and uncertainties also include risks associated with the WesternGeco litigation and other related proceedings. We cannot predict the outcome of this litigation or the related proceedings. For additional information regarding these various risks and uncertainties, including the WesternGeco litigation, see our Form 10-K for the year ended December 31, 2019, filed on February 6, 2020. Additional risk factors, which could affect actual results, are disclosed by the Company in its filings with the Securities and Exchange Commission ("SEC"), including its Form 10-K, Form 10-Qs and Form 8-Ks filed during the year. The Company expressly disclaims any obligation to revise or update any forward-looking statements.